Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-88442, 333-32869, 33-46735 and 33-46734 on Forms S-8 and Registration Statements Nos. 333-68766, 333-119756, 333-121835, 333-121837 and 333-123403 on Forms S-3 of our report dated March 12, 2007, relating to the financial statements and financial statement schedule of Terra Industries Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” relating to the recognition and related disclosure provisions, effective December 31, 2006) and our report dated March 12, 2007 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Terra Industries Inc. and subsidiaries for the year ended December 31, 2006.
DELOITTE & TOUCHE LLP
Omaha, Nebraska
March 12, 2007